   As filed with the Securities and Exchange Commission on August 30, 2000
                                                           Registration No. 333-
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                              AT HOME CORPORATION
           (Exact name of the Registrant as specified in its charter)

          Delaware                                          77-0408319
(State or other jurisdiction of                          (I.R.S. employer
 incorporation or organization)                         identification no.)

                              450 Broadway Street
                         Redwood City, California 94063
                    (Address of principal executive offices)

         Options and purchase rights issued under the DataInsight, Inc.
             1998 Equity Incentive Compensation Plan and assumed by
        the Registrant in connection with its acquisition of DataInsight
                           (Full title of the plans)

                               Mark A. McEachen
              Executive Vice President and Chief Financial Officer
                              450 Broadway Street
                         Redwood City, California 94063
                                 (650) 556-5000
           (Name, address and telephone number of agent for service)

                                   Copies to:
                            Gordon K. Davidson, Esq.
                            Jeffrey R. Vetter, Esq.
                              Thomas J. Hall, Esq.
                               Fenwick & West LLP
                              Two Palo Alto Square
                          Palo Alto, California 94306

                        Calculation Of Registration Fee

===================================================================================================================================
                                                            Proposed Maximum             Proposed
          Title of Shares                  Amount               Aggregate           Maximum Aggregate             Amount of
         To Be Registered           To Be Registered(1)    Price Per Share(2)       Offering Price(2)         Registration Fee
===================================================================================================================================
Common Stock,
$0.001 par value per share                  336,451             $ 13.8125           $ 4,647,230              $ 1,227
===================================================================================================================================

(1) Represents shares reserved for issuance upon the exercise of options granted under the DataInsight, Inc. 1998 Equity Incentive Compensation Plan.

(2) Estimated Solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based upon the average of the high and low prices of the Registrant's Series A common stock as reported by the Nasdaq National Market on August 25, 2000.

          PART II:  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated into this registration statement by reference:

     (a) our most recent annual report on Form 10-K, as amended, filed with the Commission;

     (b) all other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the document referred to in (a) above; and

     (c) the description of our common stock contained in our registration statement on Form 8-A filed under Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.
-------  ---------------------------------------

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
-------  ------------------------------------------

     Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and executive officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred arising under the Securities Act.

     As permitted by the Delaware General Corporation Law, the Registrant's certificate of incorporation, as amended, includes a provision that eliminates the personal liability of its directors to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

     . for any breach of the director's duty of loyalty to the corporation or its stockholders;

     . for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

     .   under Section 174 of the Delaware General Corporation Law; and

     . for any transaction from which the director derived an improper personal benefit.

     As permitted by the Delaware General Corporation Law, the Registrant's certificate of incorporation, as amended, further provides:

     . for mandatory indemnification, to the fullest extent permitted by applicable law, for any person who is or was a director or officer, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by this person;

     . that the Registrant's obligation to indemnify any person who was or is serving at the Registrant's request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity must be reduced by any amount the person may collect as indemnification from the other corporation, partnership, joint venture, trust, enterprise or nonprofit entity;

     . that the Registrant must advance to all indemnified parties the expenses (including attorneys' fees) incurred in defending any proceeding provided that indemnified parties (if they are directors or officers) must provide the Registrant an undertaking to repay the advances if indemnification is determined to be unavailable;

     . that the rights conferred in the certificate of incorporation are not exclusive; and

     . that the Registrant may not retroactively amend the certification of incorporation provisions relating to indemnity.

     The Registrant entered into indemnity agreements with certain of its current directors and executive officers to give such directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in its certificate of incorporation and to provide additional procedural protections. The indemnification provision in the Registrant's certificate of incorporation and in these indemnification agreements may be sufficiently broad to permit indemnification of its directors and officers for liabilities arising under the Securities Act. The Registrant has also obtained directors' and officers' liability insurance that includes coverage for securities matters.

     See also the undertakings set out in response to Item 9.

     Reference is made to the following documents regarding relevant indemnification provisions described above and elsewhere herein:

                                                      Document
      1.      Fifth Amended and Restated Certificate of Incorporation (see Exhibit 3.01).

      2.      Certificate Amendment to Fifth Amended and Restated Certificate of Incorporation (see
              Exhibit 3.02)

      3.      Form of Indemnification Agreement entered into between the Registrant and each of its directors and executive officers (incorporated by reference to Exhibit 10.09 to the
              Registrant's registration statement on Form S-1 (File No. 333-27323) declared effective by the Commission on  July 11, 1997).


     The Registrant has entered into various merger agreements and related registration rights agreements in connection with its acquisitions of and mergers with various companies, and purchase agreements and related registration rights agreements in connection with its issuances of convertible notes, under which the parties to those agreements have agreed to indemnify the Registrant and its directors, officers, employees and controlling persons against specified liabilities, including liabilities arising under the Securities Act, the Exchange Act or other federal or state laws.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

     The following exhibits are filed with this registration statement or incorporated into this registration statement by reference:

                                                                                            Incorporated by Reference
Exhibit                                                                                     -------------------------       Filed
 Number                             Exhibit Description                             Form  File No.   Exhibit  Filing Date  Herewith
-------   ------------------------------------------------------------------------  ----  ---------  -------  -----------  --------
  4.01    The Registrant's Fifth Amended and Restated Certificate of                S-8   333-79883     4.01     06/03/99
          Incorporation, filed with the Delaware Secretary of State on May 28,
          1999.

  4.02    Certificate of Amendment to the Registrant's Fifth Amended and                                                      X
          Restated Certificate of Incorporation, filed with the Delaware
          Secretary of State on August 28, 2000.

  4.03    The Registrant's Second Amended and Restated Bylaws, as adopted on July   S-1   333-27323     3.05     07/11/97
          16, 1997.

  4.04    Form of certificate of the Registrant's Series A common stock.            S-1   333-27323     4.05     07/08/97

  4.05    DataInsight, Inc. 1998 Equity Incentive Compensation Plan and related     10-Q               10.06     08/14/00
          forms of agreements.

  5.01    Opinion of Fenwick & West LLP regarding the legality of the shares                                                  X
          being registered.

 23.01    Consent of Fenwick & West LLP (included in Exhibit 5.01).                                                           X

 23.02    Consent of Ernst & Young LLP, Independent Auditors.                                                                 X

 24.01    Power of Attorney (see page II-5).                                                                                  X

ITEM 9.    UNDERTAKINGS.

     The Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (a) to include any prospectus required by Section 10(a)(3) of the Securities Act;

         (b) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

         (c) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to the information in the registration statement;

         provided, however, that paragraphs (1)(a) and (1)(b) above do not apply
         --------  -------
         if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered in the registration statement, and the offering of the securities at that time shall be deemed to be the initial bona fide offering of those securities.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered in the registration statement, and the offering of the securities at that time shall be deemed to be the initial bona fide offering of those securities.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against these liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by the director, officer or controlling person in connection with the securities being registered under this registration statement, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of this issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Redwood City, state of California, on this 30th day of August, 2000.

                                    AT HOME CORPORATION


                                    By:  /s/ George Bell
                                         -----------------------------------
                                         George Bell
                                         Chief Executive Officer and
                                         Chairman


                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below and on the next page constitutes and appoints George Bell, Mark A. McEachen and Mark Stevens, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                       Title                             Date
---------                       -----                             ----
Principal Executive Officer:

/s/ GEORGE BELL                 Chief Executive                   August 30, 2000
------------------------------  Officer and Chairman
George Bell


Principal Financial
and Accounting Officer:


/s/ MARK A. MCEACHEN            Executive Vice President and      August 30, 2000
----------------------          Chief Financial Officer
Mark A. McEachen

Signature                       Title                             Date
---------                       -----                             ----
Additional Directors:


/s/ THOMAS A. JERMOLUK          Director                          August 30, 2000
-------------------------
Thomas A. Jermoluk


/s/ WILLIAM R. HEARST III       Director                          August 30, 2000
-------------------------
William R. Hearst III


-------------------------       Director
C. Michael Armstrong


/s/ MOHAN GYANI                 Director                          August 30, 2000
-------------------------
Mohan Gyani

-------------------------       Director
Frank Ianni


-------------------------       Director
John C. Petrillo


/s/ EDWARD S. ROGERS            Director                          August 30, 2000
--------------------
Edward S. Rogers


/s/ RICHARD ROSCITT             Director                          August 30, 2000
-------------------
Richard Roscitt


/s/ DANIEL E. SOMERS            Director                          August 30, 2000
--------------------
Daniel E. Somers

                                 EXHIBIT INDEX

                                                                                            Incorporated by Reference
Exhibit                                                                                     -------------------------       Filed
Number                              Exhibit Description                             Form  File No.   Exhibit  Filing Date  Herewith
-------   -----------------------------------------------------------------------   ----  --------   -------  -----------  --------
 4.01     The Registrant's Fifth Amended and Restated Certificate of                S-8   333-79883     4.01     06/03/99
          Incorporation, filed with the Delaware Secretary of State on May 28,
          1999.

 4.02     Certificate of Amendment to the Registrant's Fifth Amended and                                                      X
          Restated Certificate of Incorporation, filed with the Delaware
          Secretary of State on August 28, 2000.

 4.03     The Registrant's Second Amended and Restated Bylaws, as adopted on July   S-1   333-27323     3.05     07/11/97
          16, 1997.

 4.04     Form of certificate of the Registrant's Series A common stock.            S-1   333-27323     4.05     07/08/97

 4.05     DataInsight, Inc. 1998 Equity Incentive Compensation Plan and related     10-Q               10.06     08/14/00
          forms of agreements.

 5.01     Opinion of Fenwick & West LLP regarding the legality of the shares                                                  X
          being registered.

23.01     Consent of Fenwick & West LLP (included in Exhibit 5.01).                                                           X

23.02     Consent of Ernst & Young LLP, Independent Auditors.                                                                 X

24.01     Power of Attorney (see page II-5).                                                                                  X